EXHIBIT 99.1

Media Contact:                        Investor Relations Contact:
Evelyn Mitchell                        Dana Nolan
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Regions Bank to Acquire Leading Equipment Finance Lender Ascentium Capital

BIRMINGHAM, Ala. - Feb. 27, 2020 - Regions Bank today announced that it has entered into a definitive agreement to acquire Ascentium Capital LLC from Warburg Pincus, a global private equity firm focused on growth investing.

Ascentium Capital, headquartered in Kingwood, Texas, is the largest independent equipment finance lender in the United States with approximately $2 billion in loans and leases as of year-end and originations of $1.5 billion in 2019. Partnering with nearly 4,000 manufacturers, dealers and distributors to finance essential-use equipment for small business customers, Ascentium Capital offers comprehensive financing solutions through more than 460 employees.

“Ascentium Capital’s experienced management team has built a strong company known for providing America’s small businesses access to the capital they need to grow, and we are excited to welcome them to Regions,” said Ronnie Smith, senior executive vice president and head of the Regions Corporate Banking Group. “Leveraging the technology, speed and convenience that Ascentium Capital is known for in combination with Regions’ broad spectrum of banking solutions provides a meaningful opportunity to attract new customers and deepen relationships across our combined customer base.”

The addition of Ascentium Capital expands Regions’ current offerings for small business customers and complements the bank’s established equipment finance and commercial banking businesses serving middle market and large companies. The transaction provides Regions with a scalable, tech-enabled equipment finance organization with same-day credit decisions and funding for small business customers. Ascentium Capital’s seasoned management team combined with its proprietary underwriting technology platform has delivered strong performance throughout credit cycles since its inception.

“We are pleased to join Regions, a firm known for its commitment to the customer experience and a long history of providing comprehensive banking solutions to companies of all sizes,” said Tom Depping, chief executive officer of Ascentium Capital. “This combination will enable us to expand our reach and relevance in serving our vendors and small business customers while continuing to provide seamless service.”

The transaction is expected to close during the second quarter of 2020, subject to satisfaction of customary closing conditions. Financial terms are not disclosed. Morgan Stanley & Co. LLC served as financial advisor to Regions in connection with the transaction and Sullivan & Cromwell LLP served as its legal counsel. Piper Sandler & Co. served as financial advisor to Ascentium Capital and Cleary Gottlieb Steen & Hamilton LLP and Vinson & Elkins LLP served as legal counsel to Ascentium Capital and the sellers.

About Regions Financial Corporation
Regions Financial Corporation (NYSE:RF), with $126 billion in assets, is a member of the S&P 500 Index and is one of the nation’s largest full-service providers of consumer and commercial banking, wealth management, and mortgage products and services. Regions serves customers across the South, Midwest and Texas, and through its subsidiary, Regions Bank, operates approximately 1,400 banking offices and 2,000 ATMs. Regions Bank is an Equal Housing Lender and Member FDIC. Additional information about Regions and its full line of products and services can be found at www.regions.com.

Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions Financial’s current views with respect to future events and financial performance. The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “will,” “may,” “could,” “should,” “can” and similar expressions often signify forward-looking statements. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. If underlying assumptions prove to be inaccurate or unknown risks or uncertainties arise, actual results could vary materially from these projections or expectations. Factors that could cause Regions Financial’s actual results to differ from those described in the forward-looking statements include: the possibility that regulatory and other approvals and conditions to the proposed transaction are not received or satisfied on a timely basis or at all, or contain unanticipated terms and conditions; delays in closing the proposed transaction; expected synergies, cost savings and other financial or other benefits of the proposed transaction might not be realized within the expected timeframes or might be less than projected; difficulties in integrating the business; inability of Regions to effectively cross-sell products to Ascentium’s customers; and risks identified in Regions Financial’s Annual Report on Form 10-K for the year ended December 31, 2019, and its subsequent filings with the Securities and Exchange Commission. However, these risks and uncertainties are not exhaustive. Other sections of such filings describe additional factors that could impact Regions Financial’s business, financial performance and pending or consummated acquisition transactions, including the proposed transaction. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.
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